LEASE AGREEMENT

UNITED INSURANCE MANAGEMENT, LLC
(TENANT)

OSPREY S.P. PROPERTIES, LLC
(LANDLORD)

FIRST CENTRAL TOWER
SUITE 900

BROKER: **OSPREY REAL ESTATE SERVICES-NORTH BAY, LLC**
WENDY GIFFIN
727-894-2525

LANDLORD: **OSPREY S.P. PROPERTIES, LLC**
KATHLEEN GLASS
810-225-9660

Draft two 5.27.08

OFFICE LEASE

TABLE OF CONTENTS

I. BASIC PROVISIONS

A. **Tenant's Trade Name: UNITED INSURANCE MANAGEMENT, LLC**

B. **Tenant's Address:** 360 Central Ave, Ste 900, St. Petersburg, FL 33701

C. **Office Building Name:** First Central Tower
Address: 360 Central Avenue, St. Petersburg, FL 33701

D. **Premises: Suite/Unit No.:** 900

E. **Square Feet:**
242,475 rentable square feet (building)
15,182 rentable square feet (premises)

F. **Landlord: OSPREY S.P. PROPERTIES, LLC**

G. **Landlord's Address for Payments:**
Osprey S.P. Properties, LLC
Attn: Osprey S.P. Properties, LLC
7600 Grand River Avenue
Brighton, MI 48114

H. **Landlord's Address for Notices:**
7600 Grand River, Suite 210
Brighton, MI 48114

I. **Tenant's Notice Address:**
Same as letter B above
____
____
____

J. **Building Manager/Address:**
Property Manager
360 Central Ave., Suite 100
St. Petersburg, FL 33701

K. **Commencement Date:** The later of August 1, 2008, or upon Substantial Completion of Landlord's Work as defined in Exhibit B, if applicable.

L. **Termination Date:** The later of July 31, 2014, or the last day of the month that is seventy-two (72) months after the Commencement Date.

M. **Security Deposit:** $27,201.08

N. Base Monthly Rent:

Period	$/RSF /YR	Annual	Monthly
8/1/08 - 7/31/09	$ 21.50 *	$ 326,413.00	$ 27,201.08
8/1/09 - 7/31/10	$ 22.36 *	$ 339,469.52	$ 28,289.13
8/1/10 - 7/31/11	$ 23.25 *	$ 353,048.30	$ 29,420.69
8/1/11 - 7/31/12	$ 24.18 *	$ 367,170.23	$ 30,597.52
8/1/12 - 7/31/13	$ 25.15 *	$ 381,857.04	$ 31,821.42
8/1/13 - 7/31/14	$ 26.16 *	$ 397,131.32	$ 33,094.28

*Plus applicable Florida State Sales Tax.

O. Operating Expenses Base and Tax Base: 2008

Cap on Operating Expenses 5% For purposes of this Lease, the term "Controllable Operating Expenses" shall mean all Operating Expenses except for costs of utilities, taxes and Landlord's insurance. Beginning with the first comparison year of the Term immediately following the Base Year, Landlord agrees that Tenant's Operating Expense Amount which is attributable to Controllable Operating Expenses shall not increase by more than five percent (5%) over the previous year.

P. Tenant's Pro Rata Share: 6.26 %. Tenant's Pro Rata Share shall be determined by and adjusted by Landlord from time to time (but shall not be readjusted sooner than the commencement of the second Lease Year), by dividing the Tenant's Rentable Area of the Premises by the Rentable Area of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred.

Q. Normal Business Hours of Building:

Monday through Friday: 8 A.M. to 6 P.M.
Saturday: 9 A.M. to 1 P.M.
Sunday: closed

R. Broker:

Osprey Real Estate Services-North Bay, LLC representing the Landlord, and Smith & Associates Real Estate representing the Tenant.

S. Renewal Option. Provided Tenant is not in default hereunder at the time of giving the following described notice or any time prior to the Termination Date or Expiration date of the Lease Term, Tenant shall have two (2) option(s) to extend the Lease for consecutive five year periods. The rental rate during the renewal option period(s) shall be the then prevailing fair market rate for comparable buildings. If Tenant elects to exercise such option, Tenant shall so notify Landlord in writing, no less than six (6) months and no more than nine (9) months prior to the Termination Date. The foregoing option shall be for the sole benefit of Tenant named herein and not inure to the benefit of and may not be exercised by any assignee or subtenant of Tenant.

T. Business Days: shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided that such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Section 2 A, shall have the

meanings set forth herein or therein (unless otherwise modified in this Lease) when used as capitalized terms in other provisions of this Lease.

2. DEFINED TERMS

A. "Building" shall refer to the Building named in Section 1 C of which the leased Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease), the real property on which the same is located, all plazas, common areas and any other areas located on said real property and designated by Landlord for use by all tenants in the Building. A plan showing the Building is attached hereto as EXHIBIT A and made a part hereof and the Premises is defined in Section 3 and shown on said EXHIBIT A by cross-hatched lines.

B. "Common Areas" shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant's employees and invitees. Landlord reserves the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas.

C. "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced so as to prevent such result.

D. "Hazardous Materials" shall have the meaning set forth in Section 30.

E. "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying the Landlord or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns, but, however, such parties shall have no direct or indirect liability for the obligations of the Landlord hereunder or for any acts or omissions of the Landlord.

F. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state.

G. "Lease" shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

H. "Lease Year" shall mean each calendar year or portion thereof during the Term.

I. "Lender" shall mean the holder of a Mortgage at the time in question.

J. "Mortgage" shall mean all mortgages, deeds of trust and other such encumbrances now or hereafter placed upon the Building, the Common Areas or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

K. "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance, repair or replacement of the Building and the Common Areas as determined by Landlord.

Operating Expenses shall include, but not be limited to:

(1) all rental and/or purchase costs of materials, tools, equipment and supplies, including, but not limited to, the cost of relamping all Building and Common Areas standard lighting as the same may be required from time to time and the purchase and installation of sensors and other energy saving equipment;

(2) costs incurred in connection with obtaining and providing energy for the Building and Common Areas, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

(3) costs of water and sanitary, sewer and storm drainage services;

(4) costs of janitorial and security services including uniforms;

(5) costs of general maintenance, repairs and replacement of all portions of the Building and Common Areas, including costs under HVAC and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building and Common Areas;

(6) costs of maintenance and replacement of landscaping and the cost of maintenance, repairs, resurfacing and striping of the parking areas and garages, if any;

(7) insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building and Common Areas (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord on the Building and Common Areas, or any component parts thereof including extended coverage (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

(8) labor costs, including wages and other payments, costs to Landlord of worker's compensation and disability insurance and benefits, pensions and retirement plans and benefits, health insurance, payroll taxes, social security, unemployment and similar taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute and any similar or like expenses or benefits;

(9) professional building management fees (whether paid to a third party, landlord or an affiliate of landlord) required for management of the Building and Common

Areas including the cost of equipping and maintaining a management office at the Building;

(10) legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building or Common Areas) incurred in the ordinary course of operating the Building and Common Areas or in connection with making the computations required hereunder or in any audit of operations of the Building;

(11) the costs of capital improvements or structural repairs or replacements made in or to the Building or Common Areas in order to conform to changes, subsequent to the date of this Lease, in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein "Required Capital Improvements") or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses or otherwise improving the operating efficiency of the Building or Common Areas (herein "Cost Savings Improvements"), and a reasonable reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building and Common Areas in its current class. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). All costs so amortized shall bear interest on the amortized balance at the rate of twelve percent (12%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements.

(12) any other expense or charge of any nature whatsoever which in accordance with general industry practice with respect to the operation of a first class office building.

(13) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

In making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this Section and Section 8 as shall be reasonable and necessary to achieve the intention of the parties hereto.

L. "Rent" shall have the meaning specified therefore in Section 6.

M. "Tax" or "Taxes" shall mean:

(1) all real property taxes and assessments levied against the Building and Common Areas by any governmental or quasi-governmental authority. The foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Building, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon the

fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Building which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below). Provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord's only property, and provided further that in no event shall the term "taxes or assessment," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.

(2) all "assessments", including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises of the Building or any legal or equitable interest of Landlord therein. For the purposes of this lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If as of the Commencement Date the Building has not been fully assessed as a completed project, for the purpose of computing the Operating Expenses for any adjustment required herein or under Section 8, the Tax shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Building including all standard Tenant finish work if the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Building shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord.

(3) all personal property taxes for the Building's and Common Area's, personal property.
All of the preceding Sections 2 M (1) and 2 M (2) and 2 M (3) are collectively referred to as the "Tax" or "Taxes".

All other capitalized terms shall have the definition set forth in the Lease.

3. PREMISES

"Premises" shall mean the area located on the 9th floor of the Building, as outlined on Exhibit A attached hereto and incorporated herein and known as Suite #900. Landlord and Tenant hereby stipulate and agree that the "Rentable Area of the Premises" shall mean 15,182 square feet and the "Rentable Area of the Building" shall mean 242,475 square feet. If the Premises being leased to Tenant hereunder include one or more floors within the Building in their entirety, the definition of Premises with respect to

such full floor(s) shall include all corridors, lobbies, foyers, stairways, mechanical rooms and restrooms located on such floor(s).

4. COMMENCEMENT DATE, LEASE TERM AND TERMINATION DATE

A. The "Termination Date" shall, unless sooner terminated as provided herein mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, Landlord, at its option, may extend the Lease Term by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rental and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. Further, Landlord and Tenant acknowledge that the schedule of Base Monthly Rent described in Section 1 N above is based on the assumption that the Lease Term will commence on the Target Commencement Date. If the Lease Term does not commence on the Target Commencement Date, the beginning and ending dates set forth in the above schedule with respect to the payment of any installment(s) of Base Monthly Rent shall be appropriately adjusted on a per diem basis and set forth in the Commencement Letter (as defined in EXHIBIT F) to be prepared by Landlord. In the event that the Base Monthly Rent rate adjusts (up or down) on any day other than the first day of the month Base Monthly Rent for the month on which such adjustment occurs shall be determined based on the number of days in such month for which each particular Base Monthly Rent rate is applicable. The Lease Term shall be the period commencing on the Commencement Date and ending on the Termination Date.

5. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION

A. If the Lease Term, Commencement Date and Termination Date are to be determined in accordance with Section 1 above, the Lease Term shall not commence until the later to occur of the Target Commencement Date and the date that Landlord has substantially completed the Landlord Work; provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "Delay"):

(1) Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) Business Days of such request; or

(2) Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

(3) Changes in any plans and specifications requested by Tenant; or

(4) The performance or nonperformance by a person or entity employed by Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to the prior written approval of Landlord); or

(5) Any request by Tenant that Landlord delay the completion of any of the Landlord Work; or

(6) Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

(7) Any delay resulting from Tenant having taken possession of the Premises for any reason prior to substantial completion of the Landlord Work; or

(8) Any other delay chargeable to Tenant, its agents, employees or independent contractors; then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Delay(s). The Landlord Work shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord Work has been performed (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter, the non-completion of which does not materially interfere with Tenant's use of the Premises. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the "Commencement Letter") on the form attached hereto as Exhibit C setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstanding anything herein to the contrary, Landlord may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above if such adjustment would cause Landlord to be in violation of the expansion rights granted to any other tenant of the Building. If Landlord elects not to adjust the Commencement Date, the Commencement Date shall be the Target Commencement Date, provided that Rent shall not commence until the date that Landlord Work has been substantially completed (or would have been substantially completed absent any Delays).

6. RENT

A. Base Monthly Rent. Tenant shall pay Base Monthly Rent together with any applicable State of Florida sales tax in advance on or before the first day of each month of the Term. If the Term shall commence and end on a day other than the first day of a month, the Base Monthly Rent for the first and last partial month shall be prorated on a per diem basis. Upon the execution of this Lease, Tenant shall pay one installment of Base Monthly Rent together with any applicable State of Florida sales tax for the first full month of the Term and a prorated Base Monthly Rent for any partial month which may precede it.

B. Additional Rent. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, its share of increases in Taxes and Operating Expenses together with any applicable State of Florida sales tax, shall be deemed Additional Rent. Monthly Base Rent and Additional Rent are some times collectively referred to herein as "Rent".

C. Place of Payment, Late Charge, Default Interest. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord at the Landlord's address for payment listed in Section 1 G, or to such other person and/or address as Landlord may designate in writing, without any prior notice or demand therefor and without deduction or set-off or

counterclaim and without relief from any valuation or appraisement laws. In the event Tenant fails to pay Rent due under this Lease within ten (10) days of due date of said Rent, Tenant shall pay to Landlord a late charge of ten percent (10%) on the amount overdue. Any Rent not paid when due shall also bear interest at the Default Rate. Tenant shall be responsible for and pay to Landlord any applicable State of Florida sales tax due with respect to any and all amounts required to be paid by the Tenant under the terms of this Lease.

7. SECURITY DEPOSIT

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (except as required by law) and as security for the performance of Tenant's obligations under this Lease. The Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearage of Rent, to repair damages to the Premises, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security Deposit, the balance of the Security Deposit remaining after any such application shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in this Lease has been assigned, Landlord shall, provided that Landlord has been furnished with a fully executed copy of the agreement assigning such Security Deposit, return the Security Deposit to such assignee in accordance with the terms and conditions hereof. If Landlord returns the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to any party with respect thereto. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

8. TAXES AND OPERATING EXPENSES

A. **Payment of Taxes and Operating Expenses.** It is agreed that during each Lease Year beginning with the thirteenth month of Lease Term and each month thereafter during the original Lease Term, or any extension thereof, Tenant shall pay to Landlord as Additional Rent, at the same time as the Monthly Base Rent is paid, an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord in its sole discretion) of Tenant's Pro Rata Share of any projected increase in the Taxes or Operating Expenses for the particular Lease Year in excess of the Taxes for the Tax Base or the Operating Expenses for the Operating Expense Base, as the case may be (the "Estimated Escalation Increase") together with any applicable State of Florida sales tax. A final adjustment (the "Escalation Reconciliation") shall be made between the parties as soon as practicable following the end of each Lease Year comparing the actual increase in Tenant's Pro Rata Share of Taxes or Operating Expenses in excess of those for the Tax Base or the Operating Expenses Base, as the case may be, to the Estimated Escalation Increase.

As soon as practicable following the end of each Lease Year, Landlord shall submit to Tenant a statement setting forth the Estimated Escalation Increase for the following Lease Year. Beginning with said statement for the second Lease Year, it shall also set forth the Escalation Reconciliation for the Lease

Year just completed. To the extent that the Escalation Reconciliation is different from the Estimated Escalation Increase upon which Tenant paid Rent during the Lease Year just completed, Tenant shall pay Landlord the difference in cash within thirty (30) days following receipt by Tenant of such statement from Landlord, or receive a credit on future Rent owing hereunder (or cash if there is no future Rent owing hereunder) as the case may be. Until Tenant receives such statement, Additional Rent for the new Lease Year shall continue to be paid at the rate being paid for the particular Lease Year just completed, but Tenant shall commence payment to Landlord of the monthly installment of Additional Rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. In addition to the above, if, during any particular Lease Year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its payment of Estimated Escalation Increase so that such Estimated Escalation Increase furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such Estimated Escalation Increase by notifying Tenant, and there shall be such adjustments made in the Additional Rent on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of Additional Rent then being paid by Tenant for the balance of the Lease Year (but in no event shall any such decrease result in a reduction of the rent below the Base Monthly Rent plus all other amounts of Additional Rent). Landlord's and Tenant's responsibilities with respect to the Additional Rent described herein shall survive the expiration or early termination of this Lease.

If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Operating Expenses for purposes hereof shall, at Landlord's option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. If Tenant pays for its Pro Rata Share of Operating Expenses based on increases over a Operating Expense Base and Operating Expenses for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Operating Expenses for such Operating Expense Base shall also be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. Any necessary extrapolation of Operating Expenses under this Section shall be performed by adjusting the cost of those components of Operating Expenses that are impacted by changes in the occupancy of the Building (including, at Landlord's option, Taxes) to the cost that would have been incurred if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. In addition, if Tenant's Pro Rata Share of Operating Expenses is determined based upon increases over an Operating Expense Base and Operating Expenses for the Operating Expense Base include exit and disconnection fees, standard cost charges and/or competitive transaction charges, such fees and charges may, at Landlord's option, be imputed as a Operating Expenses for subsequent years in which such fees and charges are not incurred. In no event, however, shall the amount of such imputed fees and charges exceed the actual amount of exit and disconnection fees, stranded cost charges and/or competitive transaction charges that were actually included in Operating Expenses for the Operating Expense Base.

B. Disputes Over Taxes or Operating Expenses. If Tenant disputes the amount of an Escalation Reconciliation or an Estimated Escalation Increase and the Escalation Reconciliation reflects an increase of more than five percent (5%) of the Operating Expenses from the previous Lease Year, Tenant shall give Landlord written notice of such dispute within thirty (30) days after Landlord advises Tenant of same. Tenant's failure to give such notice shall constitute a waiver of its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own accountants ("Tenant's Accountants") for the purpose of verifying the accuracy of the Escalation Reconciliation statement in dispute, or the reasonableness of the Estimated Escalation statement in dispute. If Tenant's Accountants determine that an error has been made, Landlord and Tenant's

Accountants shall endeavor to agree upon the matter, failing which Landlord and Tenant's Accountants shall jointly select an independent certified public accounting firm (the "Independent Accountant") which firm shall conclusively determine whether the Escalation Reconciliation is accurate or whether the Estimated Escalation Increase is reasonable, and if not, what amount is accurate or reasonable, as the case may be. Both parties shall be bound by such determination. If Tenant's Accountants do not participate in choosing the Independent Accountant within 20 days after written notice by Landlord, then Landlord's determination of the accuracy of the Escalation Reconciliation statement or the reasonableness of the Estimated Escalation Increase Statement, as the case may be, shall be conclusive and Tenant shall be bound thereby. All costs incurred by Tenant in obtaining Tenant's Accountants and the cost of the Independent Accountant shall be paid by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord (or found to have conclusively occurred by the Independent Accountant), of more than ten percent (10%) in the computation of the total amount of Taxes or Operating Expenses as set forth in the statement submitted by Landlord with respect to the matter in dispute; in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audits. Tenant shall continue to timely pay Landlord the amount of the prior year's Additional Rent determined to be incorrect as aforesaid until the parties have concurred as to the appropriate Additional Rent or have deemed to be bound by the determination of the Independent Accountant in accordance with the preceding terms. Landlord's delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Section, nor constitute a waiver of Landlord's rights as set forth herein for said Lease Year or any subsequent Lease Years during the Term or any extensions thereof. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Operating Expenses unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Operating Expenses, said payment being a condition precedent to Tenant's right to examine Landlord's books and records.

9. LANDLORD'S WORK, TENANT'S WORK, ALTERATIONS AND ADDITIONS

A. Landlord's Work. Landlord shall construct the Premises in accordance with Landlord's obligations as set forth in the work letter attached hereto as Exhibit B, and hereinafter referred to as "Landlord's Work."

B. Tenant's Work. On and after the date specified in the immediately preceding subsection A for delivery of the Premises to Tenant for Tenant's Work, Tenant, at its sole cost and expense, shall perform and complete all other improvements to the Premises (herein called "Tenant's Work") including, but not limited to, all improvements, work and requirements required of Tenant under the foregoing work letter. Tenant shall complete all of Tenant's Work in good and workmanlike manner, fully paid for and free from liens, in accordance with the plans and specifications approved by Landlord and Tenant as provided in Exhibit C, on or prior to the scheduled Commencement Date. Tenant shall also have the right during this period to come onto the Premises to install its fixtures and prepare the Premises for the operation of Tenant's business. Notwithstanding the fact that foregoing activities by Tenant will occur prior to the scheduled Commencement Date, Tenant agrees that all of Tenant's obligations provided for in this Lease shall apply during such period with the exception of any obligation to pay Rent.

C. Tenant shall be solely responsible for the installation, maintenance or repairs to phone lines, cabling and any communication wiring or cable in the Demised Premises regardless of whether such communication wiring or cabling is new or existing.

D. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises without first obtaining the prior written consent of Landlord in each such instance. Prior to

commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 13. hereof; and payment bond or other security, all in form and amount satisfactory to Landlord. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as Additional Base Rental for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to fifteen percent (15%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

10. USE

A. Use. Tenant shall use the Premises for general office purposes, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building's Rules and Regulations attached as EXHIBIT D hereto. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such rules and regulations as Landlord in its discretion may impose from time to time.

B. Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs or tends to impair the character, reputation or appearance of the Building as a first class office building; (c) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or (d) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

C. Compliance with Laws. Tenant shall keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations. Tenant shall comply with all Laws relating to the Premises and Tenant's use thereof, including without limitation, Laws requiring the Premises to be closed on Sundays or any other days or hours and Laws in connection with the health, safety and building codes, and any permit or license requirements. Landlord makes no representation that the Premises are suitable for Tenant's purposes.

11. SERVICES

A. Services to be furnished by Landlord

(1) Landlord, as part of Operating Expenses (except as otherwise provided), agrees to furnish Tenant the following services:

(i) Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenants sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for maintenance and repair of any such hot water heater.

(ii) Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning at hours other than Normal Business Hours, such central heat, ventilation or air conditioning shall be furnished only upon the written request of Tenant delivered to Landlord at the office of the Building prior to 3:00 P.M. at least one Business Day in advance of the date for which such usage is requested. Tenant shall pay Landlord, as Additional Base Rental, the entire cost of additional service as such costs are determined by Landlord from time to time.

(iii) Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, size, age and location.

(iv) Janitor service on Business Days; provided, however, if Tenant's use, floor covering or other improvements, require special services, Tenant shall pay the additional cost reasonably attributable thereto as Additional Base Rental.

(v) Passenger elevator service in common with other tenants of the Building.

(vi) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions set forth in Section 11 of this Lease.

1. The failure by Landlord to any extent to furnish, or the interruption or termination of, any services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

2. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control or apprehend anyone suspected of personal injury property damage or any criminal conduct in, on or around the Property.

12. GRAPHICS

Landlord shall provide and install at Landlord's sole cost and expense, any suite numbers and Tenant identification on the building lobby directory and elevator lobby directory using the standard graphics for the Building. Tenant shall not be permitted to install any signs or other identification without Landlord's prior written consent.

13. INSURANCE

A. Required Insurance. Tenant shall maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and satisfactory to Landlord, naming Landlord, Landlord's Building Manager, Tenant and any Lender of Landlord, as their respective interests may appear, at its own cost and expense including (i) "all risk" property insurance which shall be primary on the lease improvements referenced in Section 9 and Tenant's property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost; (ii) business interruption insurance, (iii) comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than $2,000,000 (Two Million Dollars) combined single limit for each occurrence. The comprehensive general liability policy shall include contractual liability which includes the provisions of Section 14 (Indemnification section) herein.

Tenant shall not do or fail to do anything in, upon or about the Premises which will: (1) violate the terms of any of Landlord's insurance policies; (2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees/Lenders; or (3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as Additional Rent, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Landlord of such payment shall not be construed to be a waiver of any rights by Landlord in connection with a default by Tenant under the Lease. If Tenant fails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as Additional Rent, the cost of all premiums thereon and all of Landlord's costs associated therewith.

On or before the Commencement Date of the Lease, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the aforesaid insurance coverage, including naming Landlord, Landlord's Building Manager as additional insureds. Renewal certificates must be furnished to Landlord at least thirty (30) days prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

All such insurance shall provide that it cannot be canceled except upon thirty (30) days prior written notice to Landlord. Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

B. Landlord's Insurance. Landlord shall maintain property insurance on the Building and Common Areas in such amounts as Landlord reasonably elects. The cost of such insurance shall be included as a part of the Operating Expenses, and payments for losses and recoveries thereunder shall be made solely to Landlord or the Lenders of Landlord as their interests shall appear.

C. Waiver of Subrogation. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s)/Lender(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Common Areas or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements, or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers directors, agents and employees and, with respect to Landlord, its Mortgagee(s)/Lender(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

D. Waiver of Claims. Except for claims arising from Landlord's willful misconduct that are not covered by Tenant's insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the Building, Premises, Common Areas or the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Building and Common Areas. Tenant agrees that Tenant's property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

14. INDEMNIFICATION

A. Tenant shall indemnify, defend and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) and agents, and the respective principals and members of any such agents (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant including, without limitation, any of the following: (1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees; (2) any use,

possession, occupancy, condition, operation or maintenance of the Premises or any part thereof by Tenant or any of its agents, servants, contractors, employees, customer licensees or invitees; (3) any act or omission of Tenant or any of its transferees, agents, servants, contractors, employees, customers licensees or invitees, regardless of whether such act or omission occurred within the Premises; (4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof resulting, directly or indirectly, from the acts or omissions of Tenant or any of its agents, servants, contractors, employees, customer licensees or invitees; or (5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant, including Tenant's principals, agents and employees (collectively, the "Tenant Related Parties") resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from: (1) the Premises, Building, or Property or any equipment or appurtenances becoming out of repair; (2) wind or weather; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, or owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work. Notwithstanding anything contained herein to the contrary, the Landlord shall not be released under Sections (1) through (9) where such loss or damage is due to Landlord's willful failure to make repairs within the Tenant's Premises which the Landlord is required to make pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to the Landlord by the Tenant of the need for such repairs. With respect to items (1) through (9) above and to the extent they relate to conditions solely outside of the Tenant's Premises and do not relate to needed repairs within the Tenant's Premises, the Landlord shall not be liable for and is hereby released from such matters unless the Landlord is grossly negligent in making or failing to make the repairs relating thereto as required to be made by the Landlord pursuant to other provisions of this Lease. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

15. CASUALTY DAMAGE

Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by Landlord's insurance, the Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless such damage or destruction is incapable of repair or restoration within one hundred eighty (180) days, in which event Landlord may, at Landlord's option and by written notice given to Tenant within sixty (60) days of such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction. If in Landlord's sole opinion the net insurance proceeds recovered by reason of the damage or destruction

will not be adequate to complete the restoration of the Building, Landlord shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto by sending a notice of such termination to Tenant. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not cause the fire or other casualty, Tenant shall be relieved of the same ratable portion of the Monthly Rent hereunder as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence.

16. CONDEMNATION

If (a) the whole or any substantial part of the Premises or (b) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto the same being hereby expressly waived by Tenant except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

17. DEMOLITION

Landlord shall have the right to terminate this Lease if Landlord proposes or is required, for any reason, to remodel, remove, or demolish the Building or any substantial portion thereof. Such cancellation shall be exercised by Landlord by the service of not less than ninety (90) days' written notice of such termination. Such notice shall set forth the date upon which the termination will be effective. No money or other consideration shall be payable by Landlord to Tenant for Landlord's exercise of this right, and the right is hereby reserved to Landlord and all purchasers, successors, assigns, transferees, and ground tenants of Landlord, as the case may be, and is in addition to all other rights of Landlord. Tenant has read the foregoing and understands that Landlord has a right to terminate this Lease as provided above.

18. INSPECTION OF PREMISES

Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the

right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

19. SURRENDER OF PREMISES

Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty excepted. All leasehold improvements and other fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant's expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant's expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord's option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. The Tenant hereby waives to the maximum extent allowable the benefit of all laws now or hereafter in force in this state or elsewhere exempting property from liability for rent or for debt. Landlord may, nonetheless, at any time prior to, or within six (6) months after, the expiration or earlier termination of this Lease or Tenant's right to possession, request Tenant to remove any leasehold improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove, store, sell and/or dispose of the Required Removables and perform such required repairs and restoration work. Tenant, within five (5) days after demand from Landlord, shall reimburse Landlord for any and all reasonable costs incurred by Landlord in connection with the Required Removables.

20. HOLDING OVER

In the event Tenant shall continue in occupancy of the Premises without Landlord's prior written consent after the expiration or termination of this Lease, Tenant shall be regarded as an unwelcome holdover and shall be considered a tenant at sufferance and in no event a month-to-month or year-to-year tenant, and shall vacate immediately at any time upon Landlord's demand and in addition to any other rights Landlord may have shall pay to Landlord, two hundred percent (150%) of the highest per diem amount of Monthly Base Rent and additional rent previously payable under this Lease for each day Tenant retains possession of the Premises. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

21. SUBLETTING AND ASSIGNMENT

A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use: (4) the proposed transferee is a government agency or occupant of the Building; (5) Tenant is in default; or (6) any portion of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Section shall, at Landlord's sole and absolute option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition Tenant shall not, without Landlord's prior written consent, publicly advertise the proposed rental rate for any Transfer.

B. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such request for consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Landlord may, within forty-five (45) days after its receipt of all information and documentation required herein, either: (1) consent to or reasonably refuse to consent to such Transfer in writing; or (2) negotiate directly with the proposed transferee and in the event Landlord is able to reach an agreement with such proposed transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice; or (3) cancel and terminate this Lease, in whole or in part as appropriate, upon thirty (30) days' notice. In the event Landlord consents to any such Transfer, the Transfer and consent thereto shall be in a form approved by Landlord, and Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall be deemed to be at least Seven Hundred Fifty Dollars ($750.00).

C. All cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

D. If Tenant is a corporation, limited liability company or similar entity, and if at any time during the Lease Term the entity or entities who own the voting shares at the time of the execution of this Lease cease for any reason (including but not limited to merger, consolidation or other reorganization involving another corporation) to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such

interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder(s) or partner(s)), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation the voting stock of which is so listed.

E. Any Transfer consented to by Landlord in accordance with this Section 21 shall be only for the Permitted Use in Section 10 and for no other purpose. In no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

22. SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Section shall be self-operative; however, Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Section in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

23. ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon written request by Landlord or Lender, deliver to Landlord or Lender, within ten (10) days after from receipt of such request, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which the Rent has been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default); and, (iv) the address to which notices to Tenant shall

be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent; (ii) not more than one month's Rent has been paid in advance; (iii) there are no defaults by Landlord; and, (iv) notices to Tenant shall be sent to Tenant's Address as set forth in Section 1 of this Lease. Notwithstanding the presumptions of this Section, Tenant shall not be relieved of its obligation to deliver said statement.

24. DEFAULTS

A. Tenant shall fail to pay when due, without notice or demand, any Base Monthly Rent, Additional Rent or other Rent under this Lease (hereinafter sometimes referred to as a "Monetary Default").

B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, including, without limitation, the rules and regulations, which failure is not cured within ten (10) days after delivery to Tenant of notice of the occurrence of such failure, provided that if any such failure creates a hazardous condition, such failure must be cured immediately. Notwithstanding the foregoing, if Tenant fails to comply with any particular provision or covenant of this Lease, including, without limitation, Tenant's obligation to pay Rent when due, on three (3) occasions during any twelve (12) month period, any subsequent violation of such provision or covenant shall be considered to be an incurable default by Tenant.

C. Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due.

D. Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder, or a petition or answer proposing the adjudication of Tenant or any Guarantor as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's Property located thereon in any proceeding brought by Tenant or any Guarantor or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

G. Tenant shall abandon or vacate any substantial portion of the Premises without the prior written consent of Landlord.

H. Tenant shall fail to take possession of and occupy the Premises within thirty (30) days following the Commencement Date.

I. The liquidation, termination, dissolution, forfeiture of right to do business, or death of Tenant or any Guarantor.

J. Tenant is in default beyond any notice and cure period under any other lease with Landlord.

25. REMEDIES

A. Upon the occurrence of any event or events of default under this Lease Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed in Section 24 above) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due (except as expressly prescribed in Section 24 above) and waives any and all other notices or demand requirements imposed by applicable law):

(1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage, including consequential damage, which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet, including the payment of any past due rents.

(2) Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant in the name of Tenant or Landlord or otherwise without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its sole and absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all past due rents, all Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be under any obligation to and shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

(3) Enter upon the Premises without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenants obligations under this Lease together with interest at the lesser of a per annum rate equal to (a) the Maximum Rate, or (b) 18% whichever is less.

(4) In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

(5) In addition to any other Remedies provided for in this Lease or under Florida law, accelerate the Rent due under this Lease, in which event, Tenant shall immediately pay to Landlord the sum of: (a) all Rent accrued hereunder through the date of default, and, upon Landlord's determination thereof, (b) all Rent accrued hereunder from the date of default through the date of an award or judgment by any court, (c) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at five percent per annum. Landlord shall be under no obligation to relet the premises or any part thereof.

B. For purposes of this Lease, the term "Costs of Reletting" shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant incentives, allowances and inducements.

C. Except as otherwise herein provided, no repossession or re-entering of the Premises or any part thereof pursuant to Section 25 hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or reentering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default. Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

E. This Section 25 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

26. QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

27. ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of the Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

28. BROKERAGE COMMISSION

Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Section 1. Tenant represents and warrants to Landlord that (except with respect to the Broker identified in Section 1 and with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Section 1.

29. FORCE MAJEURE

Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:

(1) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of the Rent, or any delay in the cure of any default which may be cured by the payment of money;

(2) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and

(3) Tenant shall not be entitled to rely upon this Section unless it shall first have given Landlord notice of the existence of any force majeure preventing the performance of an obligation of Tenant within five days after the commencement of the force majeure.

30. ENVIRONMENTAL PROVISIONS

A. **Definition of Hazardous Materials.** The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS").

B. **No Hazardous Materials.** Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Section 10, provided: (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers' instructions therefor, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

C. **Notices To Landlord.** Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Section, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

D. Indemnification of Landlord. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Tenant shall further be required to indemnify and hold Landlord, Landlord's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Section by Tenant, Tenant's occupants, employees, contractors or agents. Any clean up, remediation and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Section has been violated, Tenant shall pay for the costs of such tests. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

E. Mold. Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other exterior plumbing facilities and fixtures, break rooms, and in and around outside walls, and in and around HVAC systems and associated drains located within the Premises, if any) for the prevention of mold (such measures, "Mold Prevention Practices"). Tenant will, at its sole cost and expense, keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture, and prevention of mold within the Premises, is integral to its obligations under the Lease. Tenant, at its sole cost and expense, shall:

(1) Regularly monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise to or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant's employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the "Mold Conditions"); and

(2) Immediately notify Landlord in writing if it observes, suspects, has reason to believe or should know of mold or Mold Conditions in, at, or about the Premises or a surrounding area.

F. Mold Inspection. In the event of suspected mold or Mold Conditions in, at, or about the Premises and surrounding areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present in, at, or about the Premises.

G. Release. Tenant hereby releases and relieves Landlord from any and all liability for bodily injury and damage to property, waives any and all claims against Landlord and assumes all risk of personal injury and property damage related to or allegedly caused by or associated with any mold or Mold Conditions in or on the Premises caused by Tenant, its employees, agents, or contractors, existing on the Commencement Date or arising thereafter.

31. ADDITIONAL RIGHTS RESERVED BY LANDLORD

In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

A. EXCULPATION. Notwithstanding anything else whatsoever in this lease, at law, or in equity to the contrary, tenant agrees that it shall look to and shall have recourse SOLELY TO THE STATE AND PROPERTY OF THE LANDLORD IN THE LAND AND BUILDINGS COMPRISING THE DEED PARCEL OF REAL ESTATE OF WHICH THE PREMISES ARE A PART, FOR THE COLLECTION OF ANY JUDGMENT (OR ANY OTHER JUDICIAL PROCESS) REQUIRING THE PAYMENT OF MONEY BY LANDLORD IN THE EVENT OF ANY DEFAULT OR BREACH BY LANDLORD WITH RESPECT TO ANY OF THE TERMS, COVENANTS AND CONDITIONS OF THIS LEASE TO BE OBSERVED AND/OR PERFORMED BY LANDLORD, OR IN THE EVENT OF ANY OTHER JUDGMENT OR JUDICIAL PROCESS OBTAINED BY TENANT IN ANY WAY ARISING DIRECTLY OR INDIRECTLY OUT OF OR UNDER THIS LEASE OR THE PERFORMANCE HEREOF OR OUT OF THE RELATIONSHIP OF LANDLORD OR TENANT ESTABLISHED HEREUNDER, AND NO OTHER REAL OR PERSONAL PROPERTY OF THE LANDLORD, TANGIBLE OR INTANGIBLE, SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURES FOR THE SATISFACTION OF TENANT'S REMEDIES. IN THE EVENT OF THE SALE OF ANY OF LANDLORD'S RIGHT, TITLE AND INTEREST IN THE BUILDING, LANDLORD SHALL BE RELEASED FROM ALL LIABILITIES AND OBLIGATIONS UNDER THIS LEASE AFTER THE SALE.

32. RELOCATION. INTENTIONALLY DELETED.

33. MISCELLANEOUS PROVISIONS

A. Rules and Regulations. Tenant shall comply with all of the rules and regulations promulgated by Landlord from time to time for the Building. A copy of the current rule and regulations is attached hereto as EXHIBIT D.

B. Execution of Lease. If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

C. Transfers. The term "Landlord" appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then Landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest and Tenant, upon such sale or transfer, shall look solely to the successor owner and transferee of the Building for performance of Landlord's obligations hereunder.

D. Relationship of the Parties. Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

E. Entire Agreement: Merger. This Lease embodies the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.

F. No Representation by Landlord. This Lease Agreement, including the Exhibits constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

G. Limitation of Liability. Notwithstanding any provision in this Lease to the contrary, under no circumstances shall Landlord's liability or that of its directors, officers, employees and agents for failure to perform any obligations arising out of or in connection with the Lease or for any breach of the terms or conditions of this Lease (whether written or implied) exceed Landlord's equity interest in the Building. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord's interest in the Building. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and any judgments so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant under the Lease, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages in any

action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies for any such violation or failure.

H. Memorandum of Lease. Tenant shall not without the written consent of the Landlord record any of this Lease or any summary or memoranda of this Lease in any public recorders office.

I. No Waivers: Amendments. Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver shall be effective against Landlord unless in writing and signed by Landlord. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant.

J. Successors and Assigns. The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

K. Governing Law. This Lease shall be governed by the law of the State where the Building is located.

L. Exhibits. All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

M. Captions. The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

N. Counterparts. This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

O. Attorney's Fees. In the event that Landlord or Tenant should retain counsel and/or institute any action or suit against the other party for violation of or to enforce any of the covenants or conditions of this Lease, or should Landlord or Tenant intervene in any suit in which the Tenant or Landlord is a party to enforce or protect Landlord's or Tenant's interest or rights hereunder, if the prevailing party in any such action or suit the prevailing party shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) in connection therewith.

P. Notice. Except as otherwise provided in this Lease, whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section 1 B of this Lease, provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permitted by law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered, received and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, delivered, received and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

Q. Landlord's Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, an express contract lien and a continuing security interest to secure the payment of all Rent due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant (and any transferees or other occupants of the Premises) presently or hereafter situated on the Premises and upon all proceeds of any

insurance which may accrue to Tenant by reason of damage or destruction of any such property. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code of the state in which the Premises is located, including without limitation the right to sell the property described in this paragraph at public or private sale upon ten (10) days' notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable. Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement, and a copy or photographic or other reproduction of this Paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original. Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes. Tenant further warrants and represents to Landlord that the lien granted herein constitutes a first and superior lien and that Tenant will not allow the placing of any other lien upon any of the property described in this Section without the prior written consent of Landlord.

R. Excepted Rights. This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: (a) to change the Building's name or street address; (b) to install, fix and maintain signs on the exterior and interior of the Building; (c) to designate and approve window coverings; (d) to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; (e) to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; (f) to retain at all times and to use pass-keys to all locks within and into the Premises; (g) to approve the weight, size, or location of heavy equipment, or articles in and about the Premises; (h) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; (i) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors elevators stairs toilets and public parts of the Building; (j) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (k) to grant to anyone the exclusive right to conduct any business or undertaking in the Building. Landlord, in accordance with Section 33 R hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

S. Severability/Construction. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease represents the result of negotiations between Landlord and Tenant, each of which has been (or has had opportunity to be)

represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, Landlord and Tenant agree that the language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

T. Joint and Several Obligations. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

U. Organizational Form of Tenant. In the event Tenant is a corporation including any form of professional association) partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then Tenant hereby covenants, warrants and represents: (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is an Organizational Entity, upon request, Tenant will, prior to the Commencement Date, deliver to Landlord true and correct copies of all organizational documents of Tenant, including, without limitation, copies of an appropriate resolution or consent of Tenant's board of directors or other appropriate governing body of Tenant authorizing or ratifying the execution and delivery of this Lease, which resolution or consent will be duly certified to Landlord's satisfaction by an appropriate individual with authority to certify such documents, such as the secretary or assistant secretary or the managing general partner of Tenant.

V. Tenant Financial Statement(s). Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. During the Lease Term, Tenant shall maintain a financial condition which, in Landlord's reasonable discretion is sufficient to satisfy Landlord of Tenant's ability to perform its obligation under this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year and such other information as Landlord or its Mortgagee may request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

W. Time is of Essence. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto.

X. Benefit. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

Y. Radon Gas. Pursuant to Florida Statute 404.056 (subsection 8), Tenant is hereby notified that radon is naturally occurring radioactive gas that, when accumulated in a building In sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

Z. Keys and Locks. Landlord warrants that the locks on the doors and windows (if applicable) are operational under the Landlord's master key system. Tenant shall not "re-key" or change any door or window lock located on the Premises without the Landlord's prior written consent. Any and all keys providing ingress and egress to and from the Premises shall be keyed to enable the operation of the Landlord's master key system. In the event the Landlord consents to re-keying or any change of any Premises lock, Tenant shall arrange such re-keying through Landlord to ensure that any new or re-keyed lock can be opened by Landlord's master key. It shall be considered a default under this Lease, if at any time, Landlord discovers that it can not gain access to the Premises because of a change to any door or window lock made by the Tenant or any of its employees without the prior written consent, and which changed or new lock can not be opened by the Landlord's master key. Landlord agrees to use its master key for access to the Premises only under the rights and obligations of this lease.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of this _______________.

(Signatures appear on the following page)

LANDLORD

OSPREY S.P. PROPERTIES, LLC
A Florida limited liability company

FIRST WITNESS

Signature: [signature]

Print name: Kimberly A Glass

[signature]
By: Michael G. Cottrell

Title: Chief Operating Officer

Date: 6/3/08

SECOND WITNESS

Signature: [signature]

Print name: Betsy P. Rowe

TENANT

UNITED INSURANCE MANAGEMENT, LLC
A Florida limited liability company

FIRST WITNESS

Signature: [signature]

Print name: Teri S. Bovell

[signature]

By: Donald J CRONIN

Title: President & CEO

Date: 5/29/08

SECOND WITNESS

Signature: [signature]

Print name: NICK GRIFFIN

Certificate of Tenant
(If A Corporation or Partnership)

I, ______________, Secretary or General Partner of UNITED INSURANCE MANAGEMENT, LLC, Tenant, hereby certify that the officers executing the foregoing Lease on behalf of Tenant is/are duly authorized to act on behalf of and bind the Tenant.

Mel Russell
Secretary or General Partner

(Corporate Seal)

EXHIBIT A - Plan Showing Property and Premises

This Exhibit is attached to and made a part of the Lease dated 6/3/08 by and between **OSPREY S.P. PROPERTIES, LLC**, a Florida limited liability company ("Landlord") and **UNITED INSURANCE MANAGEMENT, LLC** a Florida limited liability company ("Tenant") for space in the Building located at 360 Central Avenue, St. Petersburg, FL 33701.

OSPREY
REAL ESTATE
SERVICES
NORTH BAY, LLC

First Central Tower
360 Central Ave.
St. Petersburg, Fl. 33701

9th Floor
15,182 Square Feet



FLOOR PLAN

For additional information please contact:
Wendy S. Smith or Cathy Sterrett
Osprey Real Estate Services North Bay, LLC
360 Central Avenue, Suite 1230
St. Petersburg, FL 33701
727.864.2525
wsmith@ospreyres.com / csterrett@ospreyres.com
www.ospreynorthbay.com

American Building Calculations

EXHIBIT B - Landlord's Work

This Exhibit is attached to and made a part of the Lease dated 6/3/08 by and between **OSPREY S.P. PROPERTIES, LLC**, a Florida limited liability company ("Landlord") and **UNITED INSURANCE MANAGEMENT, LLC**, a Florida limited liability company ("Tenant") for space in the Building located at 360 Central Avenue, St. Petersburg, FL 33701.

(The word "architect" as used in this Exhibit A shall include an interior designer or space planner.)

A. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to construct the improvements, which plans shall be subject to approval by Landlord and shall comply with requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of Tenant's Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's Plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant in writing, Landlord's architect will prepare the Plans necessary for such construction and the cost for this service shall be included in the cost of the improvements that are the subject of this Work Letter. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto.

B. All Tenant Improvements shall be performed and completed by a contractor approved by the Landlord in accordance with the Tenant's Plans (as hereinafter defined) and at the sole cost and expense of Tenant, subject to the Tenant Allowance. All mechanical, structural, electrical, plumbing and fire sprinkler engineering required to furnish the Tenant Improvements shall be done by Landlord's engineers at Tenant's expense subject to the Tenant Allowance.

(1) Tenant shall produce its basic layout drawings ("Tenant's Plans") and submit each to Landlord no less than ten (10) days from full Lease execution. Tenant's Plans shall include, without limitation, the following:

(2) Finish Specifications that are Tenant's selection from Landlord's Building Standard Catalogs (including selection of paint colors, finish details and non-standard construction work to be performed within the premises by Landlord's contractor; and

C. Telephone/electric (final location).

Landlord shall construct the improvements set forth in the Final Plans (as hereinafter defined) (the "Tenant Improvements") and Landlord shall pay the cost of the Tenant Improvements up to, but not exceeding, an amount of which is agreed to be Fifty-Two Thousand Five Hundred and no/100 dollars ($52,500.00 equal to approximately $3.46 per square foot) (the "Tenant Allowance") which allowance shall include costs for architectural and engineering documents, if required, permits, if required, a 5% construction management fee . The parties agree that no portion of the Tenant Allowance (except for Plans) is available to be used by Tenant for the cost of any furniture, fixtures, equipment, or other similar non-construction items Tenant may desire to be placed within the Premises, and that all such items shall be at Tenant's sole cost and expense. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

D. If, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of, or substitution for the Tenant Improvements, Tenant shall deliver to Landlord for Landlord's approval, plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. In addition to any other items reasonably required by Landlord, Landlord's revisions may be based upon any other items reasonably required by Landlord, Landlord's revisions may be based upon whether the plans and specifications: (i) affect or are not consistent with the base structural components or systems of the Building, (ii) are visible from outside the Premises, (iii) affect safety, (iv) have or could have the effect of increasing Operating Expenses, or (v) in Landlord's judgment, are not consistent with quality and character of the Project. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the net costs of the construction of all change Orders, subject to the Tenant Allowance.

E. The Premises shall be conclusively presumed to be in satisfactory condition on the Premises Commencement Date except for any minor or insubstantial details of construction, mechanical adjustment or decoration which remain to be performed, the non-performance of which do not materially interfere with Tenant's use of the Premises.

EXHIBIT C - Tenant's Work

This Exhibit is attached to and made a part of the Lease dated 6/3/08 by and between **OSPREY S.P. PROPERTIES, LLC**, a Florida limited liability company ("Landlord") and **UNITED INSURANCE MANAGEMENT, LLC** a Florida limited liability company ("Tenant") for space in the Building located at 360 Central Avenue, St. Petersburg, FL 33701.

Tenant shall be responsible for all communication/data and cabling installation and moving expenses.

EXHIBIT D - Building Rules and Regulations

This Exhibit is attached to and made a part of the Lease dated 10/3/08 by and between OSPREY S.P. PROPERTIES, LLC, a Florida limited liability company ("Landlord") and UNITED INSURANCE MANAGEMENT, LLC a Florida limited liability company ("Tenant") for space in the Building located at 360 Central Avenue, St. Petersburg, FL 33701.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel. Nor shall any part of the Building be defaced by Tenant.

4. Landlord may provide and maintain in the first floor main lobby of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

6. All contractors, contractor's representatives, and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, as the same may be revised from time to time. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity Tenant shall be solely liable for any and all damage or loss resulting therefrom.

8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

9. Corridor doors when not in use shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising; or (3) conduct or permit any other activities in the Building that might constitute a nuisance (4) smoke any material any where in the building. Sarasota City Center is a smoke – free environment.

11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building. Without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord. taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices,

without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines available to service the Building.

17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building unless such common area has been declared a designated smoking area by Landlord, or to allow any smoke from the Premises to emanate into the common areas or any other tenant's premises. Landlord shall have the right at any time to designate the Building as a non-smoking building.

24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

25. All deliveries to or from the Premises, visits to the Premises by tenant service contractors, vendors and similar activities, shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises, or visits to the Premises by tenant service contractors, vendors and similar activities, outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

EXHIBIT E - Guaranty of Lease

This Exhibit is attached to and made a part of the Lease dated 6/3/08 by and between **OSPREY S.P. PROPERTIES, LLC**, a Florida limited liability company ("Landlord") and **UNITED INSURANCE MANAGEMENT, LLC**, a Florida limited liability company ("Tenant") for space in the Building located at 360 Central Avenue, St. Petersburg, FL 33701.

EXHIBIT F - Commencement Letter

This Exhibit is attached to and made a part of the Lease dated 6/3/08 by and between **OSPREY S.P. PROPERTIES, LLC**, a Florida limited liability company ("Landlord") and **UNITED INSURANCE MANAGEMENT, LLC** a Florida limited liability company ("Tenant") for space in the Building located at 360 Central Avenue, St. Petersburg, FL 33701.

Date ____________________

Tenant **UNITED INSURANCE MANAGEMENT, LLC**

Address ____________

____

Re: Commencement Letter with respect to that certain Office Lease Agreement dated ____________ by and between **Osprey S.P. Properties, LLC,** a Florida limited liability company, as Landlord, and **UNITED INSURANCE MANAGEMENT, LLC** as Tenant, for 15,182 square feet of Rentable Area of the 9th floor of First Central Tower building located at 360 Central Avenue, St. Petersburg, FL 33701.

Dear ___:

In accordance with the terms and conditions of the above referenced Lease as amended, Tenant hereby accepts possession of the Premises and agrees as follows:

The Commencement Date of the Lease is ____________________

The Termination Date of the Lease is ____________________

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

Signature: ____________________

Title: Property Manager

Date: ____________________

EXHIBIT G - Parking

This Exhibit is attached to and made a part of the Lease dated 6/3/08 by and between **OSPREY S.P. PROPERTIES, LLC**, a Florida limited liability company ("Landlord") and **UNITED INSURANCE MANAGEMENT, LLC**, a Florida limited liability company ("Tenant") for space in the Building located at 360 Central Avenue, St. Petersburg, FL 33701.

A. Term. Provided that Tenant is not in default of the Lease, and further provided that Tenant occupies at least the initial Premises, Tenant may lease up to twenty-four (24) unreserved parking permits in the Building parking deck as designated by Landlord ("Parking Facilities") for a term concurrent with the term of the Lease under Section 1. If the Commencement Date is not the 1st day of the month then the 1st month of assessment of parking fees shall be a fractional month and each subsequent month shall begin on the first day and end on the last day of a month. Landlord hereby agrees to grant Tenant the use of their allotted twenty-four (24) parking spaces in the garage at no charge for the initial twelve (12) months of the Lease Term of which five (5) spaces may be designated as reserved and the balance of nineteen (19) spaces shall be unreserved.

B. Fees. The monthly fee for access to the Parking Facilities shall be the rate from time to time designated by Landlord as standard for the Building. On the execution date of the Lease, the rate is $70.00 for each unreserved parking permit and $90.00 for reserved spaces. Landlord shall provide Tenant at least thirty (30) days notice of any change in the parking rates at the Parking Facilities and the giving of such notice shall be deemed an amendment to this Lease and Tenant shall thereafter pay the adjusted rent. All payments of rent for parking permits shall be made (i) at the same time as Base Rent is due under the Lease and (ii) to Landlord or to such persons (for example but without limitation, the manager of the Garage) as Landlord may direct from time to time. For each parking access card, a $20.00 non-refundable processing fee will be charged. For each lost parking access card, a non-refundable processing fee of $20.00 will be charged for the first replacement, increasing in $5.00 increments for additional replacements thereafter. Parking access cards not working properly will be exchanged at no charge. Parking access cards will not be activated until the user provides Landlord with the vehicle's license plate number. Client and customer parking is approximately $5.00 per day, per space. Landlord will make avail for pre-purchase by Tenant at a reduced cost of $3.00 per token. Landlord will grant to Tenant the use of up to twenty (20) visitor spaces per month at no charge.

C. Use. Tenant's parking spaces will be for its employee's use only ("Patron"). Patrons will be granted access to the parking facilities only upon the signing of a Parking License with Landlord. Tenant and Patrons also agree to abide by Landlord's Parking Rules and Regulations. Parking access does not include storage, and storage of vehicles is prohibited.

D. Assignment. The privilege of access to the Parking Facilities shall not be assignable by Tenant. Landlord reserves the right to freely assign these parking rights to any subsequent owner or manager of the Parking Facility.

E. Indemnification. Each party waives all claims against the other for damage to any property or injury or death of any person in, upon or abut the Parking Facility arising at any time and from any cause other than the negligence or willful act of the other party, the employees or agents. This indemnity obligation shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by a party from the first notice that any claim or demand is to be made or may be made against that party. The provisions of this indemnity shall survive the termination of this Lease with respect to any damage, injury or death occurring on or prior to such termination,

F. **Disclaimer.** The Parking Facility only provides a license to park at Tenant's sole risk. No bailment is created. Landlord does not provide safekeeping, nor shall it be deemed an insurer for vehicles or their contents. Landlord will not be responsible for fire, theft, damage or loss. Attendants are present solely to assist Tenant and its employees and are unable to verify ownership of the vehicles departing any facility. No representation, guaranty or warranty is made or assurance given that any communication or security systems, devises or procedures in the Parking Facilities will be effective to prevent injury to Tenant, Patrons or any other person, and Landlord reserves the right to discontinue or modify at any time such communicates or security systems or procedures without liability to Tenant or Patrons.

G. **Damage to or Condemnation of Parking Facilities.** If Landlord fails or is unable to provide any parking space to Tenant in the Parking Facilities because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant's obligation to pay rent for any such parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space.

H. **Rules and Regulations.** A condition of any parking shall be compliance by the Patron with Parking Facilities rules and regulations, including any sticker or other identification system established by Landlord. Parking Facilities managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for the Parking Facilities as it deems necessary for the operation of the Parking Facilities.

(1) Cars must be parked entirely within the stall lines painted on the floor.

(2) All directional signs and arrows must be observed.

(3) The speed limit shall be five (5) miles per hour.

I. Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s) including, but not limited to, areas designated as "Visitor Parking" or reserved spaces not rented under this Agreement.

J. Every Patron is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the Patron.

K. Spaces, which are designated for small, intermediate or full-sized cars, shall be so used. No intermediate or full-sized cars shall be parked in parking spaces limited to compact cars.

L. **Default.** Failure to promptly pay the rent required hereunder shall constitute a default under the Lease and Landlord, may, at its option and in addition to all other remedies provided for in the Lease, terminate Tenant's rights to use the Parking Facilities. Landlord may refuse to permit any person who violates the rules to park in the Parking Facilities and any violation of the rules shall subject the car to removal at the car owner's expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of the Premises.